Exhibit 99.1
FOR IMMEDIATE RELEASE
STABILIS ENERGY ANNOUNCES THIRD QUARTER 2019 RESULTS
Reports Year to Date Revenue Growth of 30%

Houston, Texas, November 12, 2019 — Stabilis Energy, Inc., (“Stabilis”) (OTCQX: SLNG) today reported its financial results for its 3rd quarter ended September 30, 2019 (“current quarter”).
Three Month Results for the Period Ending September 30, 2019
Stabilis reported revenues of $10.5 million, an increase of 31% compared to the quarter ended September 30, 2018 (“prior year quarter”) driven by a 22% increase in LNG gallons sold and the closing of the Company’s business combination with American Electric Technologies (“AETI”) on July 26, 2019. Revenues from Stabilis’ LNG segment increased $1.1 million or 14% due to increased production at the George West liquefaction facility, partially offset by a temporary reduction of activity with a large LNG distribution customer. Utilization of the George West liquefier averaged 83% in the current quarter versus 55% in the prior year quarter driven by increased revenue with customers in industrial end markets and Mexico. AETI contributed $1.4 million of revenue in the current quarter.
Adjusted Earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $0.3 million in the current quarter vs. $0.2 million in the prior year quarter.
Net loss for the current quarter was $3.4 million compared to a net loss of $3.2 million in the prior year quarter. The current quarter included approximately $1.1 million of costs related to transactions closed during the quarter and costs related to our listing on a major stock exchange.
Nine Month Results for the Period Ending September 30, 2019
For the first nine months of 2019, Stabilis reported revenues of $34.6 million, an increase of 30% compared to the first nine months of 2018. Revenues from Stabilis' LNG business increased $6.6 million or 25%. Utilization of the George West liquefier averaged 72% for the first 9 months of 2019 versus 46% for the first nine months of 2018. Adjusted EBITDA for the first nine months of 2019 was $4.4 million, a $2.5 million or 131% improvement from the same period in 2018. Net loss for the first nine months was $5.0 million compared to a net loss of $8.2 million for the same period last year, an improvement of $3.2 million.
“We are pleased with the continued growth in our core LNG business, as well as with the growth opportunities we see in front of us as we expand into the Mexican market,” said Jim Reddinger, President and Chief

Executive Officer. “Our pipeline of LNG production and distribution investment opportunities is robust and growing, and we believe that we will be in a position to move forward on one or more of these opportunities in the near future.”
Conference Call
Management will conduct a conference call on Wednesday, November 13, 2019 at 10:00 a.m. eastern time (9:00 a.m. central). Individuals in the United States and Canada who wish to participate in the conference call should dial +1 844-369-8770.  International callers should dial +1 862-298-0840. A replay of the call will be available until November 20, 2019. Individuals in the United States and Canada who wish to listen to the replay should dial +1 877-481-4010; passcode 56767. International callers should dial +1 919-882-2331; passcode 56767. A replay of the call also will be available on the Stabilis website (www.stabilisenergy.com).
About Stabilis
Stabilis Energy, Inc. is a vertically integrated provider of small-scale liquefied natural gas (“LNG”) production, distribution and fueling services to multiple end markets in North America.  Stabilis has safely delivered over 200 million gallons of LNG through more than 20,000 truck deliveries during its 15-year operating history in the LNG industry, which it believes makes it one of the largest and most experienced small-scale LNG providers in North America.  Stabilis’ customers use LNG as a fuel source in a variety of applications in the industrial, energy, mining, utilities and pipelines, commercial, and high horsepower transportation markets. Stabilis’ customers use LNG as an alternative to traditional fuel sources, such as distillate fuel oil and propane, to lower fuel costs and reduce harmful environmental emissions.  Stabilis’ customers also use LNG as a “virtual pipeline” solution when natural gas pipelines are not available or volumes are curtailed.  To learn more, visit www.stabilisenergy.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "can", "believes," "expects," "could," "will," "plan," "may," "should," "predicts," "potential" and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect the parties' current beliefs, based on information currently available. Most of these factors are outside the parties' control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors are contained in the “Risk Factors” section of our Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 22, 2019. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters and attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
LNG product	$7,919	$6,914	$26,872	$21,812
Rental, service and other	2,595	1,087	7,712	4,754
Total revenues	10,514	8,001	34,584	26,566
Operating expenses:
Cost of LNG product	5,191	5,098	18,289	17,046
Cost of rental, service and other	2,436	1,121	5,546	3,476
Selling, general and administrative expenses	3,834	1,607	8,037	4,667
Depreciation expense	2,307	2,190	6,892	6,573
Total operating expenses	13,768	10,016	38,764	31,762
Loss from operations before equity income	(3,254)	(2,015)	(4,180)	(5,196)
Net equity income from foreign joint ventures' operations:
Income from equity investments in foreign joint ventures	187	—	187	—
Foreign joint ventures' operations related expenses	(52)	—	(52)	—
Net equity income from foreign joint ventures' operations	135	—	135	—
Loss from operations	(3,119)	(2,015)	(4,045)	(5,196)
Other income (expense):
Interest expense, net	(339)	(1,202)	(947)	(3,482)
Other income	124	—	61	352
Gain from disposal of fixed assets	17	—	17	162
Total other income (expense)	(198)	(1,202)	(869)	(2,968)
Loss before income tax expense	(3,317)	(3,217)	(4,914)	(8,164)
Income tax expense	38	—	38	—
Net loss	(3,355)	(3,217)	(4,952)	(8,164)
Net income (loss) attributable to noncontrolling interests	—	(130)	207	(84)
Net loss attributable to controlling interests	$(3,355)	$(3,087)	$(5,159)	$(8,080)

Common Stock Data:
Net loss per common share:
Basic and diluted	$(0.22)	$(0.82)	$(0.37)	$(2.14)
Weighted average number of common shares outstanding:
Basic and diluted	15,070,733	3,767,674	13,816,341	3,767,674

EBITDA	$(709)	$175	$2,887	$1,891
Adjusted EBITDA	346	175	4,369	1,891

Revenues by Segment
(unaudited in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
LNG	$9,143	$8,001	$33,213	$26,566
Power Delivery	1,371	—	1,371	—
Total Revenue	$10,514	$8,001	$34,584	$26,566

Gallons Delivered
(unaudited in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
George West	7,509	5,084	19,632	12,886
3rd Party	3,209	3,734	13,462	13,726
Total Gallons Delivered	10,718	8,818	33,094	26,612

Stabilis Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share data)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$4,516	$1,247
Accounts receivable, net	4,707	4,359
Inventories, net	107	106
Prepaid expenses and other current assets	3,868	2,115
Due from related parties	1	22
Total current assets	13,199	7,849
Property, plant and equipment, net	62,617	66,606
Right-of-use assets	1,002	—
Goodwill	4,960	—
Investments in foreign joint ventures	9,268	—
Other noncurrent assets	402	250
Total assets	$91,448	$74,705
Liabilities and Equity
Current liabilities:
Current portion of long-term notes payable	$1,000	$2,500
Current portion of finance lease obligation - related parties	4,662	3,879
Current portion of operating lease obligations	340	—
Short-term notes payable	831	121
Accrued liabilities	5,395	2,913
Accounts payable and other accrued expenses	4,298	2,684
Total current liabilities	16,526	12,097
Long-term notes payable, net of current portion	1,077	6,577
Long-term notes payable, net of current portion - related parties	5,000	—
Finance lease obligations, net of current portion - related parties	3	3,367
Long-term portion of operating lease obligations	682	—
Total liabilities	23,288	22,041
Commitments and contingencies (Note 14)
Equity:
Preferred Stock; $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively (Note 17)	—	—
Stockholders’ equity:
Common stock; $0.001 par value, 37,250,000 shares authorized, 16,800,612 and 13,178,750 shares issued and 16,800,612 and 13,178,750 shares outstanding at September 30, 2019 and December 31, 2018, respectively (Note 15)	17	13
Additional paid-in capital	90,748	68,244
Accumulated other comprehensive loss	(530)	—
Accumulated deficit	(22,075)	(16,916)
Total stockholders’ equity	68,160	51,341
Noncontrolling interest	—	1,323
Total Equity	68,160	52,664
Total liabilities and equity	$91,448	$74,705

Non-GAAP Measures
Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of Net Loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net Loss	$(3,355)	$(3,217)	$(4,952)	$(8,164)
Depreciation	2,307	2,190	6,892	6,573
Net Interest Expense	339	1,202	947	3,482
EBITDA	(709)	175	2,887	1,891
Special Items(1)	1,055	—	1,482	—
Adjusted EBITDA	$346	$175	$4,369	$1,891
(1) Special Items include the following:
Transaction and share registration costs related to AETI, Chart, and Diverse transactions of $1.0 million and $1.4 million in the three months and nine months ended September 30, 2019
$0.1 million related to stock exchange listing in the three months and nine months ended September 30, 2019

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Investor Contact:
Andrew Puhala
Chief Financial Officer
832-456-6500
ir@stabilisenergy.com